POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby

constitutes and appoints each of Seetha Balasubramanian of Morgan,
Lewis & Bockius, Henry Fuchs, Gregory Schafer and
Lloyd Davies, signing
individually, the undersigned's true
and lawful attorneys-in fact and
agents to:
(1) execute for and on behalf of the undersigned, an

officer, director or holder of 10% of more of a registered class of securities of IntraBiotics Pharmaceuticals, Inc.
(the "Company"), Forms
3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange
Act of 1934, as amended (the
"Exchange Act") and the rules thereunder;


(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States
Securities and Exchange Commission and
any stock exchange or similar
authority; and

(3) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants
to each such attorney-in-fact full
power and authority to do and perform
any and every act and thing
whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.


This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the
undersigned's holdings of and
transactions in securities issued
by the Company, (b) revocation by the
undersigned in a signed
writing delivered to the foregoing
attorneys-in-fact or (c)
as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be a service provider to the

Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 31st day of March, 2005.



/s/ Jack S. Remington
------------------
Jack S. Remington